                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 13, 2002

                       Peoples Ohio Financial Corporation
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                Ohio                               0-49619                               31-1795575
----------------------------------   -------------------------------    -------------------------------------------
     (State of Incorporation)             (Commission File No.)              (IRS Employer Identification No.)



                    635 South Market Street, Troy, Ohio 45373
                    -----------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (937) 339-5000

                                    FORM 8-K

Item 5.           Other Events.
------            ------------

         The following was contained in a press release issued by Peoples Ohio Financial Corporation on September 13, 2002:

Friday, September 13, 2002

NEWS RELEASE                                          For Further Information
------------                                          Contact:  Linda Daniel
For Immediate Release                                           VP Mktg./Adm.
                                                                (937) 339-5000

                              PEOPLES SAVINGS BANK
                      AGAIN INCREASES SEMI-ANNUAL DIVIDEND


The Board of Directors and Management of Peoples Ohio Financial Corporation, parent company of Peoples Savings Bank (Troy-Piqua-Clayton), announces approval of a semi-annual dividend of $.045 per share to be paid on October 8, 2002, to shareholders of record on September 20, 2002.

This dividend represents an increase over the previous dividend ($.035) paid in March this calendar year, and is part of a progression of increases over the past year and a half. According to Ronald Scott, President/CEO, this most recent dividend increase underscores for shareholders the continued growth and profitability at Peoples Savings Bank.

He pointed out that fiscal year 2002 was the most profitable in the history of the 112 year-old bank. Successful completion of reorganization of Peoples into a holding company (Peoples Ohio Financial Corporation) was formalized in late January 2002. This was another significant accomplishment for the local bank, according to Scott.

"Peoples Savings Bank has continued to successfully reinvent itself as an organization," Scott said. "And each time the process has been designed to improve and broaden services to customers and to create value for shareholders."

Chartered under Ohio law in 1890, Peoples now has full-service banking centers, ATM locations and trust offices in Troy, Piqua and Clayton. Shares of Peoples Ohio Financial Corporation (POHF) are traded over-the-counter.


                                     - 30 -
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             PEOPLES OHIO FINANCIAL CORPORATION

                                             By: /s/ Ronald B. Scott
                                                 ------------------------------
                                                 Ronald B. Scott
                                                 President


Date: September 16, 2002